Exhibit 99.2

Exicure Provides Interim Results from Ongoing Phase 1b/2 Clinical Trial of Cavrotolimod (AST-008)

–Response rate threshold achieved to continue advancing patient enrollment in Phase 2 Merkel cell carcinoma (MCC) dose-expansion cohort
–Confirmed overall response rate (ORR) of 21% in all evaluable MCC patients enrolled in the Phase 1b/2 study
–Median duration of four Phase 1b stage responders is 14 months with the longest response to date of 17 months

CHICAGO & CAMBRIDGE, Mass — August 5, 2021 — Exicure, Inc. (NASDAQ: XCUR), a pioneer in gene regulatory and immunotherapeutic drugs utilizing spherical nucleic acid (SNA™) technology, is providing an update on the Phase 1b/2 clinical trial of cavrotolimod (AST-008) (NCT03684785). The Phase 2 stage of the trial is evaluating cavrotolimod in combination with pembrolizumab (KEYTRUDA®) or cemiplimab (LIBTAYO®) in patients with locally advanced or metastatic solid tumors refractory to anti-PD-(L)1 therapy in two primary dose-expansion cohorts, one in MCC and one in cutaneous squamous cell carcinoma (CSCC), and three exploratory cohorts.

Interim data highlights from the Phase 2 expansion stage
•As of the data cut-off date of July 1, 2021, 26 patients, all with documented progression on anti-PD-(L)1 therapy, have been dosed in the Phase 2 stage, of whom 17 patients were evaluable.
◦Nine of the 17 evaluable patients were in the MCC cohort and, per RECIST v1.1, best overall response was a complete response (CR) in one MCC patient and stable disease in one MCC patient.
▪Injected and non-injected tumor lesions completely resolved in the MCC patient with a CR, supporting systemic (abscopal) effects.
▪The CR in one MCC patient met the pre-specified Phase 2 stage threshold to continue advancing patient enrollment in the MCC dose-expansion cohort.
◦The remaining 8 evaluable patients were enrolled in either the CSCC dose-expansion cohort, in which enrollment and data accrual is continuing, or in the exploratory cohorts.
◦The majority (93%) of treatment-related adverse events (TRAEs) were grade 1 or grade 2. The most common TRAEs were injection-site reactions and flu-like symptoms.
◦Two patients experienced serious adverse events assessed as related to cavrotolimod by clinical trial investigators. Treatment-related hypotension and flu-like symptoms were reported in one melanoma patient and a treatment-related injection reaction was reported in one MCC patient.

The confirmed ORR in all evaluable MCC patients enrolled in total in the Phase 1b/2 trial was 21% (three of 14) as of the July 1, 2021 data cutoff date.
•The three patients were comprised of two CRs and one partial response (PR).
•Biopsy of individual tumor lesions of the MCC patient assessed as PR by RECIST v1.1 revealed no evidence of residual tumor.

As of August 4, 2021, total trial enrollment for the Phase 1b/2 trial including primary and exploratory cohorts was 51 patients.

“Merkel cell carcinoma is an aggressive skin cancer with a high probability of metastasis. Observing a patient with metastatic MCC who had been previously progressing on pembrolizumab monotherapy and radiation, achieve a complete response, is highly encouraging,” said Dr. Sunandana Chandra, M.D.,

Assistant Professor at Northwestern University Feinberg School of Medicine and principal investigator in the Phase 1b/2 clinical trial of cavrotolimod.

Trial results and further response details are summarized in the company's updated corporate presentation on the Company’s website.

About Cavrotolimod (AST-008)

Cavrotolimod (AST-008) is an SNA consisting of toll-like receptor 9 agonists designed for immuno-oncology applications. Cavrotolimod is in a Phase 1b/2 clinical trial in patients with advanced solid tumors. In December 2019, Exicure announced preliminary results from the Phase 1b stage of the clinical trial including potential signs of anti-tumor activity with cavrotolimod in combination with pembrolizumab in cancer patients. In the second quarter of 2020, Exicure initiated the Phase 2 stage of the clinical trial with dose-expansion cohorts of intratumoral cavrotolimod in combination with approved checkpoint inhibitors to treat two cohorts of patients with locally advanced or metastatic MCC or CSCC. Additional information regarding the Phase 1b/2 study can be found here: https://clinicaltrials.gov/ct2/show/NCT03684785. Cavrotolimod in combination with anti-PD-1 therapy was granted Fast Track and Orphan Drug designations for locally advanced or metastatic MCC refractory to anti-PD-(L)1 therapy and Fast Track designation for locally advanced or metastatic CSCC refractory to anti-PD-1 therapy.

About Exicure, Inc.

Exicure, Inc. is a clinical-stage biotechnology company developing therapeutics for neurology, immuno-oncology, inflammatory diseases and other genetic disorders based on its proprietary Spherical Nucleic Acid, or SNA technology. Exicure believes that its proprietary SNA architecture has distinct chemical and biological properties that may provide advantages over other nucleic acid therapeutics and may have therapeutic potential to target diseases not typically addressed with other nucleic acid therapeutics. Exicure is in preclinical development of XCUR-FXN an SNA–based therapeutic candidate, for the intrathecal treatment of Friedreich’s ataxia (FA). Exicure's therapeutic candidate cavrotolimod (AST-008) is in a Phase 1b/2 clinical trial in patients with advanced solid tumors. Exicure is based in Chicago, IL and Cambridge, MA.

For more information, visit Exicure’s website at www.exicuretx.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical fact could be deemed forward looking including, but not limited to, statements regarding the design, timing and results of the Company’s Phase 1b/2 clinical trial of cavrotolimod (AST-008) including patient enrollment expectations; the company’s business strategy regarding cavrotolimod; and the potential of cavrotolimod to provide therapeutic benefit to patients with Merkel cell carcinoma (MCC) and cutaneous squamous cell carcinoma (CSCC). Forward-looking statements are based on management’s current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the risks that the ongoing COVID-19 pandemic may disrupt the company’s business and/or the global healthcare system more severely than it has to date or more severely than anticipated, which may have the effect of impacting or delaying the company’s ongoing Phase 1b/2 clinical trial of cavrotolimod; unexpected costs, charges or expenses that reduce the company’s capital resources; the company’s preclinical or clinical programs do not advance or result in approved products on a timely or cost effective basis or at all; the results of early clinical trials are not always being predictive of future results; the cost, timing and results of clinical trials; that many drug candidates do not become approved drugs on a timely or cost effective basis or at all; the ability to enroll patients in clinical trials; possible safety and efficacy concerns; regulatory developments; and the ability of the company to protect its intellectual property rights. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the company’s actual results to differ from those contained in the forward-looking statements, see the section titled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2020, as updated by the company’s subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and the company undertakes no duty to update this information, except as required by law.

Media:

MacDougall
Karen Sharma
781-235-3060
ksharma@macbiocom.com

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